                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Expedia, Inc. on Form S-8 of our report dated October 26, 1999, included and incorporated by reference on Form S-1 of Expedia, Inc. for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
November 19, 1999